EXHIBIT 10.1

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is made this 12th day of August, 2011 (the “Effective Date”), by and between BioLargo, Inc., a Delaware corporation, having a principal place of business at 16333 Phoebe, La Mirada, California, (“BioLargo”), and Isan USA, Inc., a California corporation, having a principal place of business at 2003 Chopin Way, Oceanside, California (“Isan USA”). Each of BioLargo and Isan USA is a “Party”, and the both are collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Sub-License Agreement (the “Sub-License Agreement”) on March 26, 2010, pursuant to which BioLargo granted to Isan USA an exclusive license in certain fields of use with respect to certain intellectual property related to the Isan iodine disinfection system.

WHEREAS, the Parties desire to mutually terminate the Sub-License Agreement.

NOW, THEREFORE, incorporating the foregoing recitals, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

1.           Termination.  Effective August 12, 2011, the Parties hereby terminate the Sub-License Agreement. Isan USA shall have no further rights to use, exploit, develop and commercialize the Intellectual Property, as that term is defined in the Sub-License Agreement, and shall have no further obligation to make payments to BioLargo. All prior payments made by Isan USA to BioLargo are fully earned and non-refundable, and BioLargo shall have no further obligations to Isan USA.

2.           Isan Name. The Sub-License Agreement granted permission to Isan USA to use the word “Isan” in (i) its corporate name and in the name of any affiliated entities that Licensee may elect to form in connection with this License, (ii) the branding, marketing, sale and sublicensing of the Licensed Processes and/or Licensed Products, and (iii) in all other uses and applications as Licensee may deem to be appropriate in connection with this License. Licensee agrees to remove the word “Isan” from its corporate name within thirty days of the effective date of this termination agreement.

3.           Future License Opportunities. The Parties shall have the right, but not the obligation, to consider future business opportunities together should such opportunities arise. While Isan USA retains no rights to the Intellectual Property, BioLargo will consider business opportunities presented by Isan USA.

4.           Representations Regarding Improvements. Isan USA represents and warrants that during the term of the Sub-License Agreement it made no inventions or discoveries relating to the Intellectual Property that would be considered “New Inventions”, as that term is defined in the Sub-License Agreement.

5.           Obligations and Rights Upon Termination.  Isan USA agrees to abide by the terms of the Sub-License Agreement relating to rights and obligations upon termination.

6.           General Provisions.

a.      Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein and shall be of no further force or effect.

b.      Costs and Attorneys Fees. If any action, suit, arbitration or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any Party to this Agreement of its obligations under this Agreement, the prevailing Party shall recover all of such Party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date set forth above.

Licensor BIOLARGO, INC. /s/ Dennis P. Calvert	Licensee ISAN USA, INC. /s/ Bert Fenenga
By: Dennis P. Calvert Title: President	By: Bert Fenenga Title: Chief Executive Officer